                                                                   EXHIBIT 10.15

IBM
SOFTWARE VENDOR MARKETING PARTNERSHIPS
--------------------------------------------------------------------------------

                         SOFTWARE REMARKETING AGREEMENT

This is a Software Remarketing Agreement ("SRA") between Chip Application Technologies Limited ("you" or "C.A.T.") and International Business Machines Corporation ("IBM"). The complete Agreement between the parties consists of this SRA and the following Attachments and Exhibits:
(a) Attachment A - C.A.T. Product Schedule
(b) Attachment B - IBM Rate Schedule
(c) Attachment C - Certificate of Originality
(d) Exhibit - Agreement for the Exchange of Confidential Information (AECI)
(e) Exhibit - Your End User License Agreement

Both parties accept the terms of this Agreement #T98066 and identified Attachments and Exhibits by signing below. If there is a conflict among the terms of this SRA and any of its Attachments, the terms of the SRA prevail unless the Attachment expressly indicates that particular terms within the Attachment prevail.

This Agreement replaces all prior oral or written communications between the parties relating to the subject matter hereof. Once signed, any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is considered an original, unless prohibited by local law. This Agreement may only be modified by a written amendment signed by both parties.

AGREED TO:                               AGREED TO:
International Business Machines          Chip Application Technologies
Corporation                              Limited

By:   /s/ JULIE F. JOYCE                 By:  /s/ DAVID C. MACSMITH
    ---------------------------              ------------------------------

Julie F. Joyce                                   David C. MacSmith
                                             ------------------------------
                                             Print Name

Director Worldwide                             C.E.O. & Managing Director
Strategy & Business Development.             ------------------------------

     3-29-99                                       25 March 1999
-------------------------------              ------------------------------
  Date                                       Date


1. DEFINITIONS

Capitalized terms in this Agreement have the following meanings:

CODE is computer programming code including both Object Code and Source Code:
a) OBJECT CODE is computer programming code in substantially binary form, and includes header files of the type necessary for use or interoperation with other computer programs. It is directly executable by a computer after processing or linking, but without compilation or assembly. b) SOURCE CODE is computer programming code that may be displayed in a form readable and understandable by a programmer of ordinary skill. It includes related source code level system documentation, comments and procedural code and all "Error" corrections and "Enhancements". Source Code does not include Object Code.

ENHANCEMENTS are changes or additions to the Products:
a) BASIC ENHANCEMENTS are all Enhancements, other than Major Enhancements, including those that support new releases of operating systems and devices, and correct Errors.
b) MAJOR ENHANCEMENTS provide substantial additional value and are normally offered to customers for an additional charge.

ERROR is a) any mistake, problem or defect that causes a Product to malfunction or to fail to meet its specifications; or b) any incorrect or incomplete statement or diagram in the related documentation that causes a Product to be materially inaccurate or inadequate.

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
IBM REVENUE is the revenue (excluding local taxes) due IBM for Products and/or Services from the effective date of this Agreement.

MAINTENANCE SUPPORT is the Service provided when a customer identifies an Error.

There are three Maintenance Support Service Levels:

LEVEL 1 is the Service provided in response to the customer's initial contact identifying an Error, and includes the following steps:

     1. Identify the end-user
     2. Log the problem, time stamp it and briefly describe it with the end-user contact
     3. Scan a database for previous reports of this problem
     4. Inform the account representative for the end-user of the incident
     5. Report the planned action to the end-user

LEVEL 2 is the Service provided to reproduce and attempt to isolate the Error, or to find that the Service Provider cannot reproduce the Error. Usual steps include:

     1. Do detailed problem analysis
     2. Contact CAT product support for telephone consultation
     3. Inform end-user of correct procedure
     4. Determine if temporary by-pass is appropriate
     5. Report action taken to CAT
     6. Keep account representative informed

LEVEL 3 is the Service provided remotely to isolate the Error at the component level of the Products. The Service Provider distributes the Error correction or circumvention, or gives notice if no correction or circumvention is found.

SERVICE LEVELS (response time/effort) are normally based on the Severity level of the problem.

Severity 1 - System multiple terminal outages. The business is severely impacted.
         Response: Work to resolve as soon as possible with a response time within one business day of notification and to be conducted continuously until resolution achieved.

Severity 2 - Experiencing difficulty in executing tasks and it is taking a protracted time to do the job.
         Response: Work to begin within 2-3 business days of notification and to be conducted continuously until resolution achieved.

Severity 3 - A problem exists, but a temporary solution is available. A fix is required.
         Response: Work to be included in development cycle (within 6 months).

Severity 4 - An irritant.
         Response: Work to be included in development cycle (within 6 months).

MARKETING MATERIALS are Product brochures, manuals, technical specification sheets, demonstration presentations, Product education and training materials, Product descriptions used in electronic online services, and other marketing sales literature provided by you to IBM for IBM's use in performance of marketing activities. IBM's use of Marketing Materials may include transmission of them through electronic marketing services.

NEW PRODUCTS include a) all Major Enhancements to your Products; and b) any of your other software products that render our existing Products down level or obsolete.

PRODUCTS are your computer programs in Object Code form, including documentation, related materials, maintenance modifications, Basic Enhancements and any security devices or "locks" that are listed in this Agreement.

SERVICES are activities associated with the Products, such as Maintenance Support. Services include all three levels of Maintenance Support unless stated otherwise.

SUBSIDIARY is an entity that is owned or controlled directly or indirectly (by more than 50% of its voting stock, or if not voting stock, decision-making power) by you or IBM.

IBM customer under your End User License. If a Product does not comply with its warranties, you agree to correct the problem without charge and in a timely manner.

LEVEL 1 AND LEVEL 2 MAINTENANCE SUPPORT:

Since IBM shall provide Level 1 and Level 2 Maintenance Support to its customers of the Product, you agree to provide assistance to IBM's end user support personnel during normal business hours to help them answer customer questions related to the use and installation of the Products, and accept calls from IBM's end user support personnel pertaining to Level 3 Maintenance Support matters.

LEVEL 3 MAINTENANCE SUPPORT:

You agree to provide Level 3 Maintenance Support to IBM's customers of the Product.

4.4 UPGRADES: You represent that the demonstration Products available to IBM under this Agreement are always the most current release or version that is available to your customers. If you make New Products available to your customers, IBM may offer such New Products to its customers under the terms of this Agreement. You will give IBM at least six months notice prior to withdrawing any Product (including any version) from marketing or support. You will not be required to provide any support whatsoever to any Product version that is two or more Product versions old.

4.5 MARKETING MATERIALS: You agree to provide to IBM at no additional charge, a reasonable number of copies of the Marketing Materials related to the Products. You authorize IBM to alter the Marketing Materials to indicate that IBM has the authority to market, price, license, and provide services for the Products. You also agree to provide to IBM a reasonable number of copies of your Products for demonstration purposes.

4.6 MARKET SUPPORT: You agree to provide the following market support activities to IBM as reasonably requested and at no additional charge during the term of this Agreement. All of your personnel providing market support will have sufficient Product knowledge and skills to adequately perform the support Services requested.

o MARKETING EVENTS: You agree to participate in trade shows, executive conferences, and other marketing events, on dates and at locations mutually agreed to by the parties.

o TELEPHONE/E-MAIL SUPPORT: You agree to provide telephone/e-mail consulting services during normal business hours to address technical questions related to demonstration, marketing, operation, use and installation of the Products.

o PRE-SALES SUPPORT: You agree to provide pre-sales technical support services and demonstration assistance for the Products to IBM customers on dates and at locations mutually agreed to by the parties.

o IMPLEMENTATION SUPPORT: You agree to provide five (5) person-days of implementation support for the Products to new IBM customers on dates and at locations mutually agreed to by the parties.

IBM agrees to reimburse you for all reasonable and actual travel and living expenses you incur while providing market support activities as requested and authorized by IBM. IBM's reimbursement shall be made in accordance with IBM guidelines. You agree to obtain IBM's written approval prior to incurring any expenses related to market support activities.

4.7 TRAINING: You agree to provide the following training at no charge to IBM. All training shall be conducted on dates and at locations mutually agreed to by the parties:

o During each 12-month period during the term of this Agreement, you shall conduct one (1), 5-day marketing/technical training class related to the demonstration, marketing, installation and use of the Products.

IBM agrees to reimburse you for all reasonable and actual travel and living expenses you incur while providing training as requested and authorized by IBM. If you are unable after such efforts to correct the Errors, you agree to replace the Products not meeting your warranty. IBM will either return the defective Products to you, or destroy them, at your direction.

4.8 ERROR CORRECTION: You will use commercially reasonable efforts to correct reproducible Errors in the Products and associated documentation. If you are unable after such efforts to correct the Errors, you agree to replace the Products not meeting your warranty. IBM will either return the defective Products to you, or destroy them, at your direction.

4.9 BILLABLE SERVICES: "Billable Services" are other services above and beyond those specified in this Agreement. If the parties agree that you will provide Billable Services to IBM, you will furnish such services in a workmanlike manner in accordance with the terms and conditions of a separate IBM Agreement to be negotiated in good faith by floor in Attachment B) per license had been used to calculate quarterly payments, instead of the applicable percent of IBM revenue specified herein. If the aggregated amount of royalties paid to you for such calendar year was less than the floor amount, IBM will pay you the difference, as an annual minimum royalty adjustment, with the next scheduled payment.

6.2  SPECIAL/ADJUSTED IBM RATES

In the event IBM finds it necessary to offer a customer a special discount, IBM may request a lower IBM Rate for such transaction. If you agree to such Lower IBM rate, the parties will sign an amendment specifying the lower amount.

IBM Rates are based on IBM doing all things necessary to sell the Product with limited assistance from C.A.T., as provided for in Clause 4.6. In the event either party changes their marketing roles, we agree to in good faith review the IBM Rate.

6.3 IBM has no obligation to pay C.A.T. for Products used for the following purposes:

o marketing, demonstrations, customer evaluations using demonstration systems up to a limit of 8 weeks per customer);

o    Product training and eduction;

o    product maintenance and support;

o    backup and archival purposes;

o    Basic Enhancements and Error corrections; or

o    warranty replacement copies of the Products

6.4 Payments are made against revenue recorded by IBM in a royalty payment month. In the Territory, a royalty payment month ends on the last business day of the calendar month. IBM shall make payments to you 30 days following the close of the royalty payment month in which IBM records that a customer has acquired your Product and/or Service, and recognizes revenue for the Product and/or Service. All payments to you shall be net of refunds, adjustments, and if applicable, any withholding taxes. Payment will be accompanied by a summary of the basis for determining its amount. IBM will maintain records to support the payment amount. Payment will be made by either electronic funds transfer, or failing that, by express courier. Payment is deemed to be made on the date of electronic funds transfer, or on the date of courier dispatch, as applicable. All payments will be made in U.S. dollars.

Payments based on foreign revenue will be converted to U.S. dollars at the rate of exchange published by Reuters Financial Service in New York on approximately the same day each month. Where possible, conversion will be done at 5:30 p.m. on the relevant day the payment is received by IBM.

7.  MOST FAVORED CUSTOMER

You agree not to charge IBM higher rates for the Products and/or Services than those you charge to others who have a similar relationship and arrangements on similar terms with you. If, during the term of this Agreement you enter into an agreement with a third party for a relationship similar to the one set forth herein with terms that are more advantageous to such third party than those specified in this Agreement, then you shall promptly notify IBM in writing. IBM shall have the right within 30 days after receiving your notification to substitute such different terms for those specified in this Agreement, effective as of the date of availability of such terms to the third party. You shall return to IBM any payments IBM made subsequent to such date which are in excess of the payments required under the substituted terms.

8.  WARRANTY

You represent and warrant on an ongoing basis that: (1) you have sufficient rights to the Products (including associated marks and names) to grant IBM the rights specified in this Agreement, and to grant customers the rights specified in your End User License agreement; (2) the Products substantially and in all material respects conform to their published specifications and any written representations made by you to IBM or customers; (3) the Products (including but not limited to Marketing Materials) do not infringe any patent, copyright, trademark or trade secret or any other intellectual property rights of any third party, and do not contain any virus or other harmful code; and (4) the Products, when used in accordance with their associated documentation, are substantially and in all material respects capable of correctly processing, providing and/or receiving date data within and between the twentieth and twenty-first centuries, provided that all products (for example, hardware, software and firmware) used with the Products properly exchange accurate date data with the Products.


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without the other party's prior written consent, except to the extent necessary to establish each party's rights hereunder, or, as required by applicable law or regulations including any stock exchange listing rules. Subject to the foregoing, neither party will issue press releases or other publicity regarding this Agreement or the relationship under it without the other party's prior written approval.

13. TAXES

Each party is responsible for complying with the collection, payment, and reporting of all taxes imposed by any governmental authority applicable to its activities in connection with the sale, lease, delivery or license of the Products to customers under this Agreement. Neither party is responsible for taxes that may be imposed on the other party. Situations may arise where governmental authorities require IBM to withhold from amounts payable to you. In such cases, IBM may withhold the amount of taxes due from payments to be made to you under this Agreement and remit the taxes withheld to the governmental authority. IBM will provide you with documentation supporting the withholding amount whenever any amount to which such deduction applies is remitted.

14. NOTICE

Any notice required or permitted under this Agreement will be sent to the representative named below, and shall be effective upon receipt as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt or facsimile receipt confirmation sheet.) Each party will notify the other if their coordinator changes.

For IBM:                            For you:
                                    Chip Application Technologies Limited
IBM Canada Limited                  Level 5 Cabcharge House
C5/E37                              152-162 Riley Street
3600 Steeles Avenue East            East Sydney, New South Wales
Markham, Ontario, Canada L3R 9Z7    2010 Australia
Attention: K. A. (Ken) Fadelle      Attention: Justin Wescombe
(905)316-3786 FAX: (905)316-2535    +61-2-9-332-4955 FAX +61-2-9-332-1285
kfadelle@ca.ibm.com                 justinw@chipapp.com

15. GENERAL

15.1 Neither party guarantees the success of any marketing effort it engages in for the Products. Either party may independently develop, acquire, and market materials, equipment, or programs that may be competitive with (despite any similarity to) the other party's products or services. Unless otherwise specified, each party is responsible for its own costs, including all business, travel and living expenses incurred by the performance of this Agreement.

15.2 Neither party has relied on any promises, inducements or representations by the other, except those expressly stated in this Agreement. This Agreement is not to be construed as a commitment or obligation, express or implied, on the part of IBM that IBM will sell any Products under this Agreement.

15.3 Either party may only assign this Agreement to a Subsidiary or in connection with the sale of all or a substantial portion of its business related to the Product in the Territory. Any other attempted assignment is void.

15.4 Neither party will bring a legal action against the other more than two years after the cause of action arose. Each party waives a jury trial in any dispute. Failure by either party to demand strict performance or to exercise a right does not prevent either party from doing so later.

15.5 The parties are independent contractors. Personnel you supply are deemed your employees and are not for any purpose considered employees or agents of IBM. Each party assumes full responsibility for the actions of its personnel while performing its obligations under this Agreement and is solely responsible for their direction and compensation. This Agreement does not create any obligations for IBM in any way limiting or restricting the assignment of its employees. Subject to each party's statutory patent and copyright rights, either party is free to use any information, processing ideas, concepts or techniques disclosed in the Products for any purpose whatsoever.

15.6 The laws of New York govern this Agreement. The United Nations' Convention on the International Sale of Goods does not apply.



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

ATTACHMENT A -- C.A.T. PRODUCT SCHEDULE


A copy of your most current Product Schedule (including Product Prices, Annual Support and Maintenance Fees, and Annual Card Fees) is attached.

ATTACHMENT B - IBM RATE SCHEDULE

IBM RATE FOR LICENSE FEES

As described in Section 6.1, IBM will pay you an amount ("IBM Rate"), a percentage (%) of the Selling Price ("TSP") that we receive from customers for licensing the Products.

The Table below describes the "IBM Rate" associated with the Territory:

Price Element             IBM Rate (% TSP)        Comments
OTC                         [*]                    Includes upgrades
Annual Card Fees            [*]
Annual Maintenance          [*]

TSP (*) means the actual sales price of the Product, including but not limited to lump sum payments, annual payments, and any other consideration related to the Product, but excluding integration services.

MINIMUM IBM RATE FOR OTC LICENSE FEES AND UPGRADES

IBM will pay you a minimum of [*] of your Suggested Retail Price ("SRP"), as described in the C.A.T. Product Schedule (Attachment A), for each sale, unless a special rate is agreed to as described in Section 6.2.

MINIMUM IBM RATE FOR ANNUAL CARD FEES

IBM will pay you a minimum of [*] of your Suggested Retail Price ("SRP") as described in the C.A.T. Product Schedule (Attachment A), for each sale, unless a special rate is agreed to as described in Section 6.2.

MINIMUM IBM RATE FOR MAINTENANCE AND SUPPORT FEES

IBM will pay you a minimum of [*] of your Suggested Retail Price ("SRP"), as described in the C.A.T. Product (Attachment A), for each sale, unless a special rate is agreed to as described in Section 6.2.

ANNUAL CARD FEES

The IBM Rate for Annual Card Fees for a particular Product sale will be applicable for the duration of the Product Sale contract for all contracts signed during the period for which the applicable IBM Rate applies, irrespective of when the Annual Card Fee is earned, paid or received and irrespective of any later change in the IBM Rate.

IBM RATE REVIEW

It is acknowledged that the IBM Rate has been established as the basis under which IBM will pay CAT for IBM's sales of the Product. The parties agree to review the IBM Rate at the end of the initial 24 month period of this agreement and if the agreement is to continue, then the parties agree in good faith to renegotiate the IBM Rates for OTC Products and Annual Card Fees to IBM Rates mutually agreeable by both parties.

An * indicates that information has been redacted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

ATTACHMENT C - CERTIFICATE OF ORIGINALITY

You may use this questionnaire to cover on complete Product, event if that Product includes multiple modules.

Please do not leave any questions blank. Write "not applicable" or "N/A" if a question is not relevant to the furnished software material. Depending on your responses, IBM may require additional information.

1) Please identify the software material including version, release, and modification numbers for programs and any documentation.

SEE APPENDIX 1

2) Was any portion of the software material written by anyone other than you or your employees within the scope of their employment?

                                      YES

If YES, provide, as an attachment, the following information:

A) Indicate if the whole software material or only a portion thereof was written by such party, and identify such portion: SEE APPENDIX 2

(i) Specify for each involved party the name, address and citizenship; SEE APPENDIX 2

(ii) If the party is a company, how did it acquire title to the software material (e.g., software material was written by company's employees within the scope of their employment); SEE APPENDIX 2

(iii) If the party is an individual, did he/she create the software material while employed by or under contractual relationship with another party? SEE APPENDIX 2

If YES, provide name and address of the other party and explain the nature of the contractual relationship:

SEE APPENDIX 2

B) How did you acquire title to the software material written by the other party?

SEE APPENDIX 2

3) Are any copyright, confidentiality, or proprietary notice(s) present on the software material(s)?

YES

If YES, please describe such notice(s):

SEE APPENDIX 3

4) Was any portion of the software material (e.g., Code, associated documentation, etc.) derived from preexisting works (either yours or a third party's), including any code from freeware, shareware, electronic bulletin boards, or the Internet?

                                     No

If YES, please identify the material, author, owner and copyright notice, if any, for each of the preexistingt materials:


5) Does any of the software material (e.g., Code associated documentation) include recognizable voice, pictures, icons or other licenses?

                                      YES

If YES, how did you acquire the rights to use such recognizable voices, pictures, icons and other licenses?

ALL CREATED AND ORIGINATED BY CAT

6) Provide as an attachment, an explanation of any other circumstance which might affect IBM's ability to reproduce, distribute and market this software material, including whether your software material was prepared from any preexisting materials which have any: (a) confidentiality or trade secret restrictions to others; (b) known or possible royalty obligations to others;
(c) used other preexisting materials developed for another party or customer (including government) where you may not have retained full rights to such other preexisting materials.

C.A.T. KNOWS OF NO OTHER CIRCUMSTANCE THAT MAY AFFECT IBM'S ABILITY TO DISTRIBUTE AND MARKET THIS SOFTWARE MATERIAL. IBM HAS NO RIGHTS TO REPRODUCE THIS SOFTWARE MATERIAL UNDER THIS AGREEMENT

7) You recognize that, for copyright registration or enforcement of legal rights relating to the furnished software material, IBM may need you to produce additional information related to the software material. You hereby agree to cooperate with IBM and provide such information to IBM at IBM's request. As an authorized representative of your company, you hereby certify the above to be true and accurate.

BY: /s/ DAVID C. MACSMITH
    ----------------------------------
          (Authorized Signature)

Name: David C. MacSmith
      --------------------------------
      (Type or Print)

Title: CEO & Managing Director
       -------------------------------

                                   APPENDIX 1

--------------------------------------------------------------------------------------
          PROGRAM MODULE                                          PLATFORM    VERSION
--------------------------------------------------------------------------------------
Host Management Information System - Client                         Win32       6.01
Host Management Information System - Communications module          Win32       6.00
Host Management Information System - Database service module        Win32       6.00
Host Management Information System - System logging module          Win32       6.00
Host Management Information System - ERACOM simulator               Win32       6.00
Host Management Information System - Security Access Module         Win32       6.00
Host Management Information System - Key Roll module                Win32       6.00
Host Management Information System - Daily settlement module        Win32       6.00
Host Management Information System - Business stats extract         Win32       6.00
Host Management Information System - Posting module                 Win32       6.00
Host Management Information System - Bank extract                   Win32       6.00
Host Management Information System - Daily processing script        Win32       6.00
Host Management Information System - Log rollover script            Win32       6.00
--------------------------------------------------------------------------------------
Card Creation - Host                                                Win32       1.01
Card Creation - Remote                                              Win32       1.01
Master card creation module                                         Win32       1.02
Key inject                                                          Win32       1.01
Card dumper                                                         Win32       1.01
Card reverter                                                       Win32       1.01
Scope                                                               Win32       1.01
Tail                                                                Win32       1.01
Virtual Annex                                                       Win32       1.01

Scotialoyalty/CAT/Visa Cash Elite 730T terminal software            Elite 730T  1.20

DOCUMENTATION

H0805          CAT System HMIS User Guide

H0807          CAT System HMIS Standard Reports

H0808          CAT HMIS A Guide to the Transaction Process

H0809          CAT System HMIS Database Guide

H0810          CAT Smartcard System Security Procedure Reference Guide

H0820          CAT HMIS Technical Reference Guide

H0821          730T Terminal User Guide

H0822          730T Terminal Quick User Guide

H0823          Procedure for Installing Software for
                    the NPT Terminal

Un-numbered    Product Overview

                                   Appendix 2

Yes, some runtime libraries and components used have been supplied by third parties. This software is all generally available and is used under unlimited runtime license arrangements.

Borland Delphi 3.0 C/S Components and runtime environment   Inprise corporation
Borland Database Engine 4.0                                 Inprise corporation
G&D Starcos CCR2 libraries                                  G&D
GNU Perl 5 for Win32                                        Public license

                                   Appendix 3

All GUI application "Help, About" screens contain copyright and ownership details. All CUI applications log copyright information on the system log and startup.

EXHIBIT - END USER LICENSE AGREEMENT
_______________________________________________________________________________



         A sample copy of your End User License Agreement is attached.

ATTACHMENT A:  C.A.T. PRODUCT SCHEDULE                                T98066-00

C.A.T. SYSTEM SW PRICING                                              PRICES 1/4
U.S.$ - Effective Date :98/10/17

NUMBER OF CARDS
-Minimum                     10,000   10,001   25,001   50,001  100,001  200,001
-Maximum                     10,000   25,000   50,000  100,000  200,000  300,000

SW LICENSE FEES (HOST)

System Core                 $49,000 $105,000 $140,000 $175,000 $210,000 $245,000

APPLICATION MODULES

Loyalty and Incentives      $35,000  $70,000  $84,000  $98,000 $112,000 $126,000
Membership & Access
 control                     $7,000  $10,500  $14,000  $17,500  $21,000  $24,500
Ticketing                   $14,000  $24,500  $42,000  $49,000  $56,000  $63,000
                           ======== ======== ======== ======== ======== ========
TOTAL HOST SW LICENSE FEES $105,000 $210,000 $280,000 $339,500 $399,000 $458,500
                           ======== ======== ======== ======== ======== ========

ANNUAL MAINTENANCE (15%)    $15,750  $31,500  $42,000  $50,925  $59,850  $68,775

ANNUAL CARD FEES - FIRST PAYMENT SYSTEM

Base (Minimum)               10,000   10,000   19,000   29,000   41,500   61,500
Fee per card issue or
 renewed                               0.600    0.400    0.250    0.200    0.175
Maximum                      10,000   19,000   29,000   41,500   61,500   79,000

ANNUAL CARD FEES - EACH ADDITIONAL PAYMENT SYSTEM PER CARD

Minimum                           0    2,500    4,750    7,250   10,375   15,375
Fee per card issued or
 renewed                      0.250    0.150    0.100    0.063    0.050    0.044
Maximum                       2,500    4,750    7,250   10,375   15,375   19,750

SW LICENSE FEES (SUBHOST)

System Core (including EP)  $34,300  $73,500  $98,000 $122,500 $147,000 $171,500

APPLICATION MODULES

Loyalty and Incentives      $24,500  $49,000  $58,800  $68,600  $78,400  $88,200
Membership & Access
 control                     $4,900   $7,350   $9,800  $12,250  $14,700  $17,150
Ticketing                    $9,800  $17,150  $29,400  $34,300  $39,200  $44,100
                           ======== ======== ======== ======== ======== ========
SUBHOST SW LICENSE FEES     $73,500 $147,000 $196,000 $237,650 $279,300 $320,950
                           ======== ======== ======== ======== ======== ========

C.A.T. SYSTEM SW PRICING
US$ - Effective Date: 98/10/17                                        PRICES 2/4

NUMBER OF CARDS

- Minimum                            300,001      400,001       500,001     1,000,001       5,000,001
- Maximum                            400,000      500,000     1,000,000     5,000,000      10,000,000

SW LICENSE FEES (HOST)

System Core                         $280,000     $315,000    $  385,000    $  490,000      $   560,000

APPLICATION MODULES

Loyalty and Incentives              $140,000     $154,000    $  192,500    $  262,500      $   350,000
Membership & Access control         $ 28,000     $ 31,500    $   35,000    $   52,500      $    70,000
Ticketing                           $ 70,000     $ 77,000    $   87,500    $  105,000      $   140,000
                                    ========     ========    ==========    ==========      ===========
TOTAL HOST SW LICENSE FEES          $518,000     $577,500    $  700,000    $  910,000      $ 1,120,000
                                    ========     ========    ==========    ==========      ===========

ANNUAL MAINTENANCE (15%)            $ 77,700     $ 86,625    $  105,000    $  136,500      $   168,000

ANNUAL CARD FEES - FIRST PAYMENT SYSTEM

Base (Minimum)                       79,000        94,000       106,500       156,500          396,500
Fee per card issued or renewed        0.150         0.125         0.100         0.060            0.050
Maximum                              94,000       106,500       156,500       396,500          646,500

ANNUAL CARD FEES - EACH ADDITIONAL PAYMENT SYSTEM PER CARD

Minimum                               19,750       23,500        26,625        39,125           99,125
Fee per card issued or renewed         0.038        0.031         0.025         0.015            0.013
Maximum                               23,500       26,625        39,125        99,125          161,625

SW LICENSE FEES (SUBHOST)

System Core (including EP)          $196,000     $220,500    $  269,500    $  343,000      $   392,000

ADDITIONAL MODULES

Loyalty and Incentives              $ 98,000     $107,800    $  134,750    $  183,750      $   245,000
Membership & Access control         $ 19,600     $ 22,050    $   24,500    $   36,750      $    49,000
Ticketing                           $ 49,000     $ 53,900    $   61,250    $   73,500      $    98,000
                                    ========     ========    ==========    ==========      ===========
SUBHOST SW LICENSE FEES             $362,600     $404,250    $  490,000    $  637,000      $   784,000
                                    ========     ========    ==========    ==========      ===========

C.A.T. SYSTEM SW PRICING NOTES:                                       PRICES 3/4

(1)  C.A.T. System pricing is based on the following components:
     System Core Software License Fees;
     Applications Module Software License Fees;
     Annual Maintenance Fees; and Annual Card Fees

(2)  Prices will increase based on:
     - Number of Cards, starting with minimum of 10,000 cards.
     - Number of Payment Systems (per card)
     - Number of SubHosts

(3) A System Core Software License is mandatory for each host site, and includes one backup copy.
     This License does NOT permit any sub-license or the establishment of sub-hosts.

     Prices are tiered, based on the maximum number of cards being used. If card volumes exceed the maximum for a tier, upgrades are priced as the difference between higher and lower volume tiers. For example, it will cost $49,000 to upgrade to 50,000 cards (from 25,000), for a core plus loyalty application module the difference between the new cost ($273,000) and the old ($224,000). Since Software License Fees are One-Time Charges, no rebates are given for "downgrades."

(4) Application Modules are dependent on and must include the System Core Software. Application Modules are priced using the same tiered approach. As card numbers increase the Application module price increases.

(5) Total Software License Fees are calculated by aggregating the System Core and Application Module(s) fees, including upgrades. Upgrades only include enhancements if the Annual Card Fee is paid.

(6)  The Software License Fee includes
     - one terminal type and one card type
     - one payment system integrated to the CAT system
     - additional payment systems on the same card are covered in item 16 below

(7) The Annual Maintenance Fee is the percentage specified of the Total Software License Fee by the licensee (currently 15%).
     These fees are payable annually, in advance. A warranty period may apply.

(8)  ANNUAL CARD (SERVICES) FEES
     - covers C.A.T. software for one card type, one terminal model and one payment system integrated to the CAT System
     - is independent of number of terminals
     - will only apply to payment types, card types, and terminal models that are currently supported by C.A.T.

(9)  Annual Card Fees are calculated based on the following factors:

     - base volume of cards (assuming a single payment system         PRICES 4/4
       per card); and
     - incremental charges based on the number of payment systems per card

(10) Annual Card Fees - Base Pricing - Card Volumes
     - minimum $10,000 (based on 10,000 cards at $1.00 per card) per year
     - tiered pricing with "per card" rates decreasing as volumes increase
     - fees to be paid "sequentially"
     For example: Annual Card Fees will be $21,000 for 30,000 cards
        Minimum $10,000 for the first 10,000 cards plus $9,000 for the next 15,000 cards @$.60 per card plus $2,000 for the next 5,000 cards @$.40 per card


(11) Annual Card Fees - Incremental Pricing
     - for each additional payment system per card
     - 25% of Base Pricing-Card Volumes (above)
     For example: If 20,000 of the above cards use two different payment systems
     Pay additional $2,500 for the first 10,000 cards ($10,000 x 25%) plus $1,500 for the next 10,000 cards @$.60 per card x 25%

(12) Annual Card Fees - Payment Schedule
     - 50% of estimated Annual Card Fees payable in advance
     - remaining 50% of estimate, adjusted for actual volumes payable at year-end

(13) Software License fees for Sub-Hosts (Distributed System License Option)
     - Separate System Host(s) - indirect maintenance and support via Primary
       Host
     - System Core Software License Fees will be 70% of Primary Host Fees
     - Application Software License Fees will be 70% of Primary Host Fees

(14) Implementation Fees
     - charges for implementing the C.A.T. System, including project management
     - fee and timing quotation must be obtained from C.A.T. (or IBM as their Remarketer)

(15) Training Fees
     - charges for Training customer support staff and end-users
     - fees and timing quotations must be obtained from C.A.T. (or IBM as their Remarketer)

(16) Additional Payment systems integrated to the CAT System within the license.
     Note item (6) above. - each license for one payment type. A fee and timing quotation must be obtained from C.A.T. for each additional payment type that is required under the license before any confirmed pricing, delivery or implementation dates are given.

(17) Additional Card and Terminal types under the license
     Note item (6) above. - each license is for one card and one terminal type. A fee and timing quotation must be obtained from C.A.T. for each additional card type and terminal type (models) that are required under the license before any confirmed pricing, delivery or implementation dates are given.

(18) Other One-Time Charges for Consulting, Customization, Development, Certification,...
     Any specific development, customization, or general consulting requires separate quotation.